FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

•	Sixth consecutive quarter of net sales growth for NSP United States and NSP Canada

•	Fourth quarter net sales revenue of $80.0 million was down 7.7% year-over-year; down 3.2% year-over-year on a local currency basis

•	Fourth quarter earnings from continuing operations of $0.19 per diluted common share

•	Repurchased $6.6 million of common stock during the fiscal year of 2015

•	Board of Directors approved a $0.10 per share quarterly cash dividend

LEHI, Utah, February 25, 2016 - Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights

•
Net sales revenue of $80.0 million, decreased 7.7% compared to $86.7 million in the fourth quarter of 2014. On a local currency basis, net sales revenue decreased 3.2% compared to the fourth quarter of 2014. Net sales revenue was negatively impacted by $3.8 million of unfavorable foreign currency exchange rate fluctuations, as well as a $3.8 million decline in net sales in the NSP Russia, Central and Eastern Europe segment.

•
Net income from continuing operations was $3.3 million, or $0.19 per diluted common share, compared to $0.9 million, or $0.05 per diluted common share, in the fourth quarter of 2014. Earnings per diluted common share for the fourth quarter of 2015, were impacted by several factors including: the Company’s investment in China of approximately $0.10 per share; foreign currency translation losses of approximately $0.04 per share; and the net sales decline in the Russia, Central and Eastern Europe segment of approximately $0.02 per share, offset by a $0.10 per share difference due to favorable changes in the effective tax rate.

•
Adjusted EBITDA was $4.6 million compared to $2.6 million in the fourth quarter of 2014. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income adjusted to exclude share-based compensation expense.

Full Year 2015 Financial Highlights

•
Net sales revenue of $324.7 million decreased 11.4% compared to $366.4 million in 2014. On a local currency basis, net sales revenue decreased 6.7% compared to 2014. Net sales revenue was negatively impacted by $16.7 million of unfavorable foreign currency exchange rate fluctuations, as well as a $22.9 million decline in net sales in the NSP Russia, Central and Eastern Europe segment.

•
Net income from continuing operations was $11.5 million, or $0.66 per diluted common share, compared to $19.8 million, or $1.12 per diluted common share, in 2014. Earnings per diluted common share for fiscal 2015 were impacted by several factors including: the Company’s investment in China of approximately $0.27 per share; foreign currency translation expenses of approximately $0.14 per share; and the net sales decline in the Russia, Central and Eastern Europe segment of approximately $0.15 per share, offset by a $0.18 per share difference due to favorable changes in the effective tax rate.

•	Adjusted EBITDA was $22.9 million compared to $27.4 million in 2014.

Management Commentary

“Overall, our 2015 financial results were muted on the whole as a result of macroeconomic factors including the strength of the U.S. dollar and the ongoing conflict in Russia and Ukraine, in addition to the investments we have been making in China,” commented Gregory L. Probert, Chairman and Chief Executive Officer. “However, we continued to make progress against our strategy to deliver science-based products and programs to help drive enhanced Distributor adoption and engagement. We were particularly excited about the opening of our multi-million dollar research center in early 2015, the Hughes Center for Research and Innovation, which enables us to lead the development of effective herbal and nutritional products for consumers worldwide by studying supplement interactions at a molecular level. During 2015, we released 43 new products, two of which are patent-pending. Further, we were encouraged to see fourth quarter growth in four of our top five markets (representing 67% of worldwide revenue), including NSP United States and NSP Canada which posted their sixth consecutive quarters of year-over-year local currency sales growth. This growth was primarily due to increased traction from our IN.FORM program, improved retail sales and the success of key product launches and promotions.”

Mr. Probert continued, “We were particularly encouraged by the strong year-over-year, fourth quarter growth experienced by Synergy Asia. The region has been gaining momentum as a result of well-received product introductions and Summits in Korea, Japan and Indonesia. In an effort to spur Synergy’s growth in Europe and North America, we are working towards implementing a consistent product strategy across all regions with a more cohesive sales method focused on detox, weight management and a daily habit of health.”

“Fourth quarter total revenues and operating income continued to be adversely impacted on a year-over-year basis primarily as a result of the ongoing challenges in NSP Russia, Central and Eastern Europe associated with political unrest and local currency devaluations. That said, revenues in the NSP Russia, Central and Eastern Europe segment increased slightly over the prior quarter despite very strong currency headwinds as a testament to both targeted pricing promotions and product kits which have been introduced and priced to help strengthen and support the advancement of our Distributor base in the region. Despite the uncertainty, we will continue to act strategically and work with our local partner to stimulate growth in the region as the situation steadies,” added Mr. Probert.

Mr. Probert concluded, “We have been very focused on building a strong foundation in China and are proud to report that all aspects of our operating plan are on track. We are optimistic that we will be able to secure a license in China to conduct direct selling activities in the second half of 2016. We made significant traction towards this goal over the past year with the grand opening of our new Shanghai office, which will serve as the Nature’s Sunshine Products’ headquarters in China, in addition to several key new hires to help support our successful launch in the region. Additionally, we designed new product packaging to achieve a refreshed, premium look and continued the process for general food importation and blue cap registration for select products. We are very excited to enter China and look forward to providing updates on our progress in the coming quarters.”

Fourth Quarter 2015 Regional Sales by Operating Segment

	Net Sales Revenue by Operating Segment
	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$35,656	$35,679	(0.1)%	$(498)	1.3%
NSP Latin America	7,452	8,269	(9.9)	(811)	(0.1)
	43,108	43,948	(1.9)	(1,309)	1.1

NSP Russia, Central and Eastern Europe	6,829	10,647	(35.9)	(120)	(34.7)

Synergy WorldWide:
Synergy Asia Pacific	20,100	18,598	8.1	(1,486)	16.1
Synergy Europe	6,359	8,939	(28.9)	(989)	(17.8)
Synergy North America	2,577	3,302	(22.0)	—	(22.0)
	29,036	30,839	(5.8)	(2,475)	2.2

China and New Markets	1,021	1,229	(16.9)	—	(16.9)

	$79,994	$86,663	(7.7)%	$(3,905)	(3.2)%

Fiscal Year 2015 Regional Sales by Operating Segment

	Net Sales Revenue by Operating Segment
	Year Ended December 31, 2015	Year Ended December 31, 2014	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$147,017	$145,650	0.9%	$(1,753)	2.1%
NSP Latin America	32,134	36,745	(12.5)	(3,292)	(3.6)
	179,151	182,395	(1.8)	(5,045)	1.0

NSP Russia, Central and Eastern Europe	27,408	50,274	(45.5)	(463)	(44.6)

Synergy WorldWide:
Synergy Asia Pacific	76,479	81,199	(5.8)	(6,592)	2.3
Synergy Europe	25,829	31,732	(18.6)	(5,091)	(2.6)
Synergy North America	11,773	15,170	(22.4)	—	(22.4)
	114,081	128,101	(10.9)	(11,683)	(1.8)

China and New Markets	4,065	5,597	(27.4)	—	(27.4)

	$324,705	$366,367	(11.4)%	$(17,191)	(6.7)%

Active Distributors and Customers by Segment (1)

	As of December 31, 2015		As of September 30, 2015
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	131,600	6,500	136,900	6,800
NSP Russia, Central and Eastern Europe	72,000	2,800	66,500	2,700
Synergy WorldWide	60,800	3,400	53,400	3,500
China and New Markets	—	—	—	—
	264,400	12,700	256,800	13,000

(1)
Active Distributors and customers includes Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated.

Cash Flow and Balance Sheet Highlights

•	Net cash provided by operating activities was $10.2 million for the year ended December 31, 2015 as compared to $14.2 million for the year ended December 31, 2014.

•	Cash and cash equivalents at December 31, 2015 were $41.4 million, compared to $58.7 million at December 31, 2014.

•
During the three months ended December 31, 2015, the Company repurchased 43,000 shares for a total of $0.5 million of its common stock under its existing share repurchase plan. The Company’s total repurchases for the full year of 2015 were 501,000 shares for a total of $6.6 million.

•
The Company’s Board of Directors approved a quarterly cash dividend of $0.10 per share, payable on March 22, 2016, to shareholders of record as of the close of business on March 11, 2016. Dividend payments were $1.9 million during the fourth quarter of 2015 and were $7.5 for the full year of 2015.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its fourth quarter and full year 2015 results on February 25, 2016 at 4:30 PM Eastern Time.  The toll-free dial-in number for callers in the U.S. and Canada is 1-877-407-0789, conference ID: 13628088.  International callers can dial 1-201-689-8562, conference ID: 13628088.  A replay will be available from February 25, 2016 at 7:30 PM Eastern Time through March 10, 2016 at 11:59 PM Eastern Time by dialing 1-877-870-5176 (U.S. and Canada) or 1-858-384-5517 (International), replay PIN: 13628088.  The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 576,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and China and New Markets). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain information included or incorporated herein by reference in this report may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,”

“hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. For example, information appearing under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

•
any negative consequences resulting from the economy, including the availability of liquidity to the Company, its independent distributors and its suppliers or the willingness of its customers to purchase products;

•	its relationship with, and its inability to influence the actions of, its independent distributors, and other third parties with whom it does business;

•	improper activity by its employees or independent distributors;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	changing consumer preferences and demands;

•	its reliance upon, or the loss or departure of any member of, its senior management team which could negatively impact its distributor relations and operating results;

•	increased state and federal regulatory scrutiny of the nutritional supplement industry, including, but not limited to targeting of ingredients, testing methodology and product claims;

•	the competitive nature of its business and the nutritional supplement industry;

•	regulatory matters governing its products, ingredients, the nutritional supplement industry, its direct selling program, or the direct selling market in which it operates;

•	legal challenges to its direct selling program or to the classification of its independent distributors;

•
risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with the its third party importers, governmental sanctions, ongoing Ukraine and Russia political conflict, pricing and currency devaluation risks, especially in countries such as Ukraine, Russia and Belarus;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	its dependence on increased penetration of existing markets;

•	cyber security threats and exposure to data loss;

•	its reliance on its information technology infrastructure;

•	the sufficiency of trademarks and other intellectual property rights;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to its independent distributors;

•	product liability claims;

•
the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd., as well as the legal complexities, unique regulatory environment and challenges of doing business in China generally;

•	its inability to register products for sale in Mainland China;

•	managing rapid growth in China; and

•	the slowing of the Chinese economy and/or the devaluation of the Chinese Renminbi.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release. Throughout this press release, we refer to Nature’s Sunshine Products, Inc., together with its subsidiaries, as “we,” “us,” “our Company” or “the Company.”

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that these measures are a useful indicator of the Company’s ability to fund its business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of the Company’s operating performance. Moreover, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of these non-GAAP measures to reported earnings under GAAP in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,
	2015	2014

Net sales revenue	$79,994	$86,663
Cost of sales	(21,753)	(23,468)
Gross profit	58,241	63,195

Operating expenses:
Volume incentives	29,156	31,727
Selling, general and administrative	26,865	30,634
Operating income	2,220	834
Other (loss) income, net	(25)	349
Income from continuing operations before provision for income taxes	2,195	1,183
Provision (benefit) for income taxes	(1,140)	309
Net income from continuing operations	3,335	874
Loss from discontinued operations	—	(4,964)
Net income (loss)	3,335	(4,090)
Net loss attributable to non-controlling interests	(358)	(193)
Net income (loss) attributable to common shareholders	$3,693	$(3,897)

Earnings per common share:
Basic earnings per share attributable to common shareholders:
Net income from continuing operations	$0.20	$0.05
Loss from discontinued operations	$—	$(0.26)
Net income (loss)	$0.20	$(0.21)

Diluted earnings per share attributable to common shareholders:
Net income from continuing operations	$0.19	$0.05
Loss from discontinued operations	$—	$(0.25)
Net income (loss)	$0.19	$(0.2)

Weighted average basic common shares outstanding	18,591	18,728
Weighted average diluted common shares outstanding	19,023	19,229

Dividends declared per common share	$0.10	$0.10

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Year Ended December 31,
	2015	2014

Net sales revenue	$324,705	$366,367
Cost of sales	(85,345)	(91,584)
Gross profit	239,360	274,783

Operating expenses:
Volume incentives	117,786	135,808
Selling, general and administrative	107,702	119,927
Operating income	13,872	19,048
Other loss, net	(592)	(34)
Income from continuing operations before provision for income taxes	13,280	19,014
Provision (benefit) for income taxes	1,740	(743)
Net income from continuing operations	11,540	19,757
Income (loss) from discontinued operations	2,116	(9,957)
Net income	13,656	9,800
Net loss attributable to non-controlling interests	(1,031)	(216)
Net income attributable to common shareholders	$14,687	$10,019

Earnings per common share:
Basic earnings per share attributable to common shareholders:
Net income from continuing operations	$0.67	$1.15
Income (loss) from discontinued operations	$0.11	$(0.57)
Net income	$0.79	$0.58

Diluted earnings per share attributable to common shareholders:
Net income from continuing operations	$0.66	$1.12
Income (loss) from discontinued operations	$0.11	$(0.56)
Net income	$0.77	$0.56

Weighted average basic common shares outstanding	18,656	17,108
Weighted average diluted common shares outstanding	19,177	17,641

Dividends declared per common share	$0.40	$1.90

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$41,420	$58,699
Accounts receivable, net of allowance for doubtful accounts of $190 and $849, respectively	7,700	6,732
Investments available for sale	1,772	2,546
Inventories	38,495	40,438
Deferred income tax assets	5,021	4,950
Prepaid expenses and other	7,110	7,884
Total current assets	101,518	121,249

Property, plant and equipment, net	68,728	51,343
Investment securities - trading	1,044	1,038
Intangible assets, net	559	704
Deferred income tax assets	17,339	14,495
Other assets	11,332	7,970
	$200,520	$196,799

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$6,341	$5,237
Accrued volume incentives	14,913	16,867
Accrued liabilities	23,726	28,957
Deferred revenue	4,160	4,717
Revolving credit facility payable	2,696	2,131
Income taxes payable	1,300	—
Total current liabilities	53,136	57,909

Liability related to unrecognized tax benefits	7,809	6,598
Deferred compensation payable	1,044	1,038
Other liabilities	2,266	2,297
Total liabilities	64,255	67,842

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 18,596 and 18,662 shares issued and outstanding as of December 31, 2015, and December 31, 2014, respectively	126,670	125,489
Retained earnings	18,088	10,891
Noncontrolling interests	2,750	3,781
Accumulated other comprehensive loss	(11,243)	(11,204)
Total shareholders’ equity	136,265	128,957
	$200,520	$196,799

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,656	$9,800
Adjustments to reconcile net income to net cash provided by operating activities:
Write-off of cumulative translation adjustment	—	4,135
Impairment of Venezuela property, plant and equipment, net	—	2,947
Provision for doubtful accounts	21	(121)
Depreciation and amortization	4,525	4,409
Share-based compensation expense	4,485	3,948
Tax benefit from stock option exercise	—	(307)
(Gain) loss on sale of property and equipment	(2,703)	132
Deferred income taxes	(3,373)	(3,927)
Amortization of bond discount	—	3
Purchase of trading investment securities	(252)	(162)
Proceeds from sale of trading investment securities	239	151
Realized and unrealized gains on investments	(470)	(56)
Foreign exchange losses (gains)	1,948	(225)
Changes in assets and liabilities:
Accounts receivable	(1,091)	3,457
Inventories	933	748
Prepaid expenses and other current assets	636	3,411
Other assets	(4,010)	(1,235)
Accounts payable	593	(359)
Accrued volume incentives	(1,427)	(1,905)
Accrued liabilities	(3,451)	(5,360)
Deferred revenue	(557)	544
Income taxes payable	(914)	25
Liability related to unrecognized tax benefits	1,368	(5,804)
Deferred compensation payable	6	(67)
Net cash provided by operating activities	10,162	14,182
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(22,527)	(26,285)
Proceeds from sale of property, plant and equipment	3,128	85
Purchase of investments available for sale	(3)	(721)
Proceeds from the sale of investments available for sale	810	247
Net cash used in investing activities	(18,592)	(26,674)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(7,490)	(35,228)
Net borrowings on revolving credit facility	2,696	—
Principal payments of long-term debt and revolving credit facility	—	(12,267)
Net proceeds from the issuance of shares to noncontrolling interest	—	44,795
Investment by noncontrolling interest	—	4,000
Proceeds from the exercise of stock options	3,861	772
Tax benefit from stock option exercise	—	307
Repurchase of common stock	(6,645)	(7,455)
Net cash used in financing activities	(7,578)	(5,076)
Effect of exchange rates on cash and cash equivalents	(1,271)	(980)
Net decrease in cash and cash equivalents	(17,279)	(18,548)

Cash and cash equivalents at the beginning of the period	58,699	77,247
Cash and cash equivalents at the end of the period	$41,420	$58,699
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$9,782	$6,450
Cash paid for interest	56	171

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,
	2015	2014

Net income from continuing operations	$3,335	$874
Adjustments:
Depreciation and amortization	1,120	899
Share-based compensation expense	1,241	914
Other (income) loss, net*	25	(349)
Provision (benefit) for income taxes	(1,140)	309
Adjusted EBITDA	$4,581	$2,647

	Year Ended December 31,
	2015	2014

Net income from continuing operations	$11,540	$19,757
Adjustments:
Depreciation and amortization	4,525	4,409
Share-based compensation expense	4,485	3,948
Other (income) loss, net*	592	34
Provision (benefit) for income taxes	1,740	(743)
Adjusted EBITDA	$22,882	$27,405

* Other income (loss), net is primarily comprised of foreign exchange gains (losses), interest income, and interest expense.

Contact:

Stephen M. Bunker
Chief Financial Officer
Nature’s Sunshine Products, Inc.
Lehi, Utah 84043
(801) 341-7303
investorrelations@natr.com